Gladstone Investment Announces Renewal on Line of Credit

McLean, VA, October 18, 2007: Gladstone Investment Corp. (NASDAQ: GAIN) (the “Company”) announced today that the Company has renewed its credit facility agreement arranged by Deutsche Bank, A.G. as administrative agent through its subsidiary Gladstone Business Investment LLC.   The facility will mature on October 16, 2008 and provides Gladstone Business Investment LLC with a revolving credit facility of $200 million that it uses to make loans and investments in small and middle market businesses.

Gladstone Investment Corporation is a publicly traded business development company that purchases small and mid-sized businesses. Additional information can be found at www.GladstoneInvestment.com.

For further information contact Kerry Finnegan at 703-287-5893.

This press release may include statements that may constitute “forward-looking statements,” including statements with regard to the future performance of the Company. Words such as “should,” “believes,” “feel,” “expects,” “projects,” “strive,” “goals,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of the Company’s prospectus dated October 2, 2007, as filed with the Securities and Exchange Commission on October 2, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.